                                                                   EXHIBIT 4.2

                                                                CONFORMED COPY
                                SECOND AMENDMENT
                               TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of August 4, 2000, is by and among Gaylord Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions in their capacities as lenders (collectively, the "Lenders"), and Bankers Trust Company, as agent (the "Agent") for the Lenders.

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of June 19, 1998 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Lenders have provided to the Borrower credit facilities and other financial accommodations; and

         WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein and the Lenders and the Agent are agreeable to the same, subject to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

         2. Amendments to Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is amended by (i) deleting the percentage "2.25%" now appearing in clause (ii) of the definition of "Applicable Base Rate Margin" and substituting the phrase "the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Term Loans opposite the Most Recent Ratio of Total Debt to EBITDA as of such date" therefor, and (ii) deleting the table now appearing at the end of the definition of "Applicable Base Rate Margin" and substituting therefor the following:

--------------------------------------------------------------------------------------------
         MOST RECENT                          APPLICABLE BASE RATE      APPLICABLE BASE RATE
         RATIO OF TOTAL DEBT                       MARGIN FOR                MARGIN FOR
         TO EBITDA                              REVOLVING LOANS              TERM LOANS
--------------------------------------------------------------------------------------------
Less than 3.00 to 1.00                               1.00%                     2.25%
--------------------------------------------------------------------------------------------
Equal to or greater than 3.00 to 1.00 but
less than 3.50 to 1.00                               1.25%                     2.25%
--------------------------------------------------------------------------------------------
Equal to or greater than 3.50 to 1.00 but
less than 4.00 to 1.00                               1.50%                     2.25%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
         MOST RECENT                          APPLICABLE BASE RATE      APPLICABLE BASE RATE
         RATIO OF TOTAL DEBT                       MARGIN FOR                MARGIN FOR
         TO EBITDA                              REVOLVING LOANS              TERM LOANS
--------------------------------------------------------------------------------------------
Equal to or greater than 4.00 to 1.00 but
less than 4.50 to 1.00                               1.75%                     2.25%
--------------------------------------------------------------------------------------------
Equal to or greater than 4.50 to 1.00 but
less than 5.00 to 1.00                               2.00%                     2.25%
--------------------------------------------------------------------------------------------
Equal to or greater than 5.00 to 1.00 but
less than 5.50 to 1.00                               2.25%                     2.25%
--------------------------------------------------------------------------------------------
Equal to or greater than 5.50 to 1.00 but
less than 6.00 to 1.00                               2.50%                     2.50%
--------------------------------------------------------------------------------------------
Greater than or equal to 6.00 to 1.00
                                                     2.625%                    2.625%
--------------------------------------------------------------------------------------------

                  (b) Section 1.1 of the Credit Agreement is further amended by
(i) deleting the percentage "3.25%" now appearing in clause (ii) of the definition of "Applicable Eurodollar Rate Margin" and substituting the phrase "the applicable percentage set forth in the following table under the column Applicable Eurodollar Rate Margin for Term Loans opposite the Most Recent Ratio of Total Debt to EBITDA as of such date" therefor, and (ii) deleting the table now appearing at the end of the definition of "Applicable Eurodollar Rate Margin" and substituting therefor the following:


----------------------------------------------------------------------------------------------------
         MOST RECENT                       APPLICABLE EURODOLLAR RATE     APPLICABLE EURODOLLAR RATE
         RATIO OF TOTAL DEBT               MARGIN FOR REVOLVING LOANS             MARGIN FOR
         TO EBITDA                                                                TERM LOANS
----------------------------------------------------------------------------------------------------

Less than 3.00 to 1.00                                2.00%                           3.25%
----------------------------------------------------------------------------------------------------
Equal to or greater than 3.00 to 1.00 but
less than 3.50 to 1.00                                2.25%                           3.25%
----------------------------------------------------------------------------------------------------
Equal to or greater than 3.50 to 1.00 but
less than 4.00 to 1.00                                2.50%                           3.25%
----------------------------------------------------------------------------------------------------
Equal to or greater than 4.00 to 1.00 but
less than 4.50 to 1.00                                2.75%                           3.25%
----------------------------------------------------------------------------------------------------
Equal to or greater than 4.50 to 1.00 but
less than 5.00 to 1.00                                3.00%                           3.25%
----------------------------------------------------------------------------------------------------
Equal to or greater than 5.00 to 1.00 but
less than 5.50 to 1.00                                3.25%                           3.25%
----------------------------------------------------------------------------------------------------
Equal to or greater than 5.50 to 1.00 but
less than 6.00 to 1.00                                3.50%                           3.50%
----------------------------------------------------------------------------------------------------
Greater than or equal to 6.00 to 1.00                3.625%                          3.625%
----------------------------------------------------------------------------------------------------


                  (c) Section 1.1 of the Credit Agreement is further amended by deleting the last two sentences now appearing in the definition of "Consolidated Net Income" and substituting therefor the following:

         "There shall be excluded in computing Consolidated Net Income any gain or loss which must be treated as an extraordinary item under GAAP or any gain or loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person."

                  (d) Section 1.1 of the Credit Agreement is further amended by deleting the ratio "5.00 to 1.0" now appearing in the definition of "Most Recent Ratio of Total Debt to EBITDA" and substituting the ratio "6.00 to 1.00" therefor.

                  (e) Section 1.1 of the Credit Agreement is further amended by adding thereto (in alphabetical order) the following new defined term:

         ""Net Debt Reduction" means that the aggregate amount of Indebtedness of Borrower and its Subsidiaries outstanding as of December 31, 2001 (as reported in the certificate of a Responsible Officer delivered pursuant to Section 7.2(b) for the fiscal quarter ended on such date) is less than the aggregate amount of Indebtedness of Borrower and its Subsidiaries as of June 30, 2000 by an amount equal to or greater than $100,000,000; provided, however, that any reduction in Indebtedness shall be excluded from the foregoing calculation to the extent that such reduction is not permanent in nature and any reduction in outstanding Indebtedness under revolving lines of credit, including the Revolving Facility, shall be excluded unless there is a corresponding permanent reduction in outstanding commitments."

                  (f) Section 4.4(c) of the Credit Agreement is amended by deleting the clause "On the first Business Day" and subsituting therefor "Within five (5) Business Days."

                  (g) Section 8.4(b) of the Credit Agreement is amended by deleting clause (ii) thereof in its entirety and substituting therefor the following:

         "(ii) make other Asset Dispositions with respect to assets of Borrower and its Subsidiaries, provided that each such sale is for at least the fair market value of such assets (as determined in good faith (a) for Asset Dispositions not in excess of $5,000,000 by a Responsible Officer of Borrower and (b) for Asset Dispositions equal to or more than $5,000,000 by the board of directors of Borrower) (provided that all or any portion of the consideration for such sale may be in the form of the exchange of new or replacement property for the assets so sold as long as the fair market value of such newly acquired property and any cash received in such sale is at least equal to the fair market value of such assets sold); provided, further, that the Net Sale Proceeds from any such Asset Dispositions are applied in the manner set forth in
         Section 4.4(c)"

                   (h) Section 9.2 of the Credit Agreement is amended by deleting such Section in its entirety and substituting therefor the following:

          "9.2 Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of Borrower and its Subsidiaries (a) to be less than (i) $14,000,000 for the one fiscal quarter ending September 30, 1998, (ii) $26,000,000 for the two fiscal quarter period ending December 31, 1998 and (iii) $28,000,000 for the three fiscal quarter period ending March 31, 1999, and (b) for the applicable Test Period ending on a date set forth below to be less than the amount set for the opposite such date:

                  Date                         Minimum Consolidated EBITDA
                  ----                         ---------------------------

         June 30, 1999                               $37,000,000
         September 30, 1999                          $47,000,000
         December 31, 1999                           $58,000,000
         March 31, 2000                              $88,000,000
         June 30, 2000                               $110,000,000
         September 30, 2000                          $115,000,000
         December 31, 2000                           $115,000,000
         March 31, 2001                              $105,000,000
         June 30, 2001                               $100,000,000
         September 30, 2001                          $100,000,000
         December 31, 2001 and
         each fiscal quarter thereafter              $150,000,000

         provided, however, that if a Net Debt Reduction occurs as of December 31, 2001, Borrower shall be permitted to satisfy the minimum Consolidated EBITDA requirement under this Section 9.2 for the Test Periods ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002 by maintaining Consolidated EBITDA of Borrower and its Subsidiaries of not less than $35,000,000 for the one fiscal quarter ending December 31, 2001, $37,500,000 for the one fiscal quarter ending March 31, 2002, $37,500,000 for the one fiscal quarter ending June 30, 2002 and $37,500,000 for the one fiscal quarter ending September 30, 2002, respectively."

                  (i) Section 9.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

         "9.3 Interest Coverage Ratio. Permit the Interest Coverage Ratio (a) to be less than (i) 0.60 to 1.00 for the one fiscal quarter ending September 30, 1998, (ii) 0.65 to 1.00 for the two fiscal quarter period ending December 31, 1998 and (iii) .45 to 1.00 for the three fiscal quarter period ending March 31, 1999, and (b) for the applicable Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:

         Date                                        Ratio
         ----                                        -----

         June 30, 1999                               0.45 to 1.00
         September 30, 1999                          0.55 to 1.00
         December 31, 1999                           0.65 to 1.00

         March 31, 2000                              1.00 to 1.00
         June 30, 2000                               1.25 to 1.00
         September 30, 2000                          1.25 to 1.00
         December 31, 2000                           1.25 to 1.00
         March 31, 2001                              1.15 to 1.00
         June 30, 2001                               1.00 to 1.00
         September 30, 2001                          1.00 to 1.00
         December 31, 2001 and
         each fiscal quarter thereafter              1.75 to 1.00

         provided, however, that if a Net Debt Reduction occurs as of December 31, 2001, Borrower shall be permitted to satisfy the minimum Interest Coverage Ratio requirement under this Section 9.3 for the Test Periods ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002 by maintaining an Interest Coverage Ratio of not less than 1.50 to 1.00 for the one fiscal quarter ending December 31, 2001, 1.75 to 1.00 for the one fiscal quarter ending March 31, 2002, 1.75 to 1.00 for the one fiscal quarter ending June 30, 2002 and 1.75 to 1.00 for the one fiscal quarter ending September 30, 2002, respectively."

         3. Changes in Interest Rates and Fees. The Borrower, the Lenders and the Agent acknowledge and agree that any increases in any interest rates or fees resulting from the effectiveness of this Amendment shall be effective as of the earlier to occur of (i) August 15, 2000 and (ii) the date on which the Borrower delivers unaudited financial statements for the fiscal quarter ending June 30, 2000 pursuant to Section 7.1(a) of the Credit Agreement.

         4. Amendment Fee. In consideration of the execution of this Amendment by the Agent and the Lenders, the Borrower hereby agrees to pay each Lender which executes this Amendment on or prior to August 4, 2000 a fee (the "Amendment Fee") in an amount equal to such Lender's Commitment multiplied by 0.25%.

         5. Borrower's Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders, in each case after giving effect to this Amendment, as follows:

                  (a) The Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment.

                  (b) This Amendment constitutes the Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

                  (c) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Effective Date as though made on and as of the Effective Date (except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct in all material respects as of such earlier date).

                  (d) The Borrower's execution, delivery and performance of this Amendment do not and will not violate its Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

                  (e) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment.

                  (f) No Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist after giving effect to the transactions contemplated by this Amendment.

         6. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:


                  (a) Execution and Delivery. The Borrower, the Agent, and the Required Lenders shall have executed and delivered this Amendment.

                  (b) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

                  (c) Representations and Warranties. After giving effect to the amendments and consents contemplated by this Amendment, the representations and warranties of the Borrower contained in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

                  (d) Officer's Certificate. The Borrower shall have duly executed and delivered to the Agent a certificate of a Responsible Officer of the Borrower dated as of the Effective Date in the form of Exhibit A attached hereto.

                  (e) Payment of Amendment Fee. The Borrower shall have paid in full to the Agent, for ratable distribution to those Lenders that have signed this Amendment on or prior to August 4, 2000, an amount equal to the Amendment Fee; provided, however, that the Amendment Fee shall be payable only in the event that this Amendment has been executed by the Agent and the Required Lenders.

         7. Miscellaneous. The parties hereto hereby further agree as follows:

                  (a) Costs, Expenses and Taxes. The Borrower hereby agrees to pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent.

                  (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

                  (c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

                  (d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

                  (e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

                  (f) Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Agent and the Lenders and their respective successors and permitted assigns.

                  (g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Lenders or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. No delay on the part of any Lender or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with
Section 12.1 of the Credit Agreement.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                      GAYLORD CONTAINER CORPORATION



                                      By:  /s/ Thomas M. Steffen
                                           ------------------------------------
                                      Name:  Thomas M. Steffen
                                             ----------------------------------
                                      Title:  Assistant Treasurer
                                              ---------------------------------


                                      BANKERS TRUST COMPANY, in its individual
                                               capacity and as Agent


                                      By:  /s/ M. A. Orlando
                                           ------------------------------------
                                      Name:  M. A. Orlando
                                             ----------------------------------
                                      Title:  Principal
                                              ---------------------------------




                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                      BEAR STEARNS INVESTMENT
                                      PRODUCTS, INC.


                                      By:  /s/ G. Hanley
                                           ------------------------------------
                                      Name:  G. Hanley
                                             ----------------------------------
                                      Title:  Authorized Officer
                                              ---------------------------------



                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                      BANK OF AMERICA, N.A.


                                      By:
                                           ------------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                              ---------------------------------





                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                      BANKBOSTON, N.A.


                                      By:
                                           ------------------------------------
                                      Name:
                                             ----------------------------------
                                      Title:
                                              ---------------------------------


                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                 BLACK DIAMOND CLO 1998-1 LTD.
                                 By: Black Diamond Capital Management, L.L.C.,
                                            as Collateral Manager


                                 By:  /s/ J. H. Cullinane
                                      ----------------------------------------
                                 Name:  John H. Cullinane
                                        --------------------------------------
                                 Title:  Director
                                         -------------------------------------




                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                BLACK DIAMOND CLO 2000-1 LTD.
                                By: Black Diamond Capital Management, L.L.C.,
                                           as Collateral Manager


                                By:  /s/ D. D.
                                     ----------------------------------------
                                Name:  David Dyer
                                       --------------------------------------
                                Title:  Director
                                        -------------------------------------





                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                CHRISTIANIA BANK


                                By:
                                     ------------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                        ---------------------------------------

                                By:
                                     ------------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                        ---------------------------------------



                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                EATON VANCE SENIOR INCOME TRUST
                                By: Eaton Vance Management as Investment
                                       Advisor


                                By:  /s/ Payson Swaffield
                                     ------------------------------------------
                                Name:  Payson F. Swaffield
                                       ----------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                                SENIOR DEBT PORTFOLIO
                                By: Boston Management and Research as
                                       Investment Advisor


                                By:  /s/ Payson Swaffield
                                     ------------------------------------------
                                Name:  Payson F. Swaffield
                                       ----------------------------------------
                                Title:  Vice President
                                        ---------------------------------------




                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                FLEET BUSINESS CREDIT CORPORATION


                                By:  /s/ Thomas Maiale
                                     ------------------------------------------
                                Name:  Thomas Maiale
                                       ----------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                FOOTHILL CAPITAL CORPORATION


                                By:  /s/ Sean Dixon
                                     ------------------------------------------
                                Name:  Sean T. Dixon
                                       ----------------------------------------
                                Title:  Vice President
                                        ---------------------------------------





                                FOOTHILL INCOME TRUST II LP
                                By:  FIT II GP LLC, its General Partner


                                By:  /s/ Dennis R. Ascher
                                     ------------------------------------------
                                Name:  Dennis R. Ascher
                                       ----------------------------------------
                                Title:  Managing Member
                                        ---------------------------------------




                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                FLEET NATIONAL BANK,
                                as Trust Administrator for
                                LONG LANE MASTER TRUST IV


                                By:  /s/ R. Ross Nadler
                                     ------------------------------------------
                                Name:  R. Ross
                                       ----------------------------------------
                                Title:  Authorized Officer
                                        ---------------------------------------




                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                OAK HILL SECURITIES FUND, L.P.
                                By: Oak Hill Securities GenPar II, L.P.,
                                       its General Partner
                                By:  Oak Hill Securities MGP, Inc., its
                                       General Partner


                                By:  /s/ S. Krase
                                     ------------------------------------------
                                Name:  Scott D. Krase
                                       ----------------------------------------
                                Title:  Vice President
                                        ---------------------------------------


                                OAK HILL SECURITIES FUND II, L.P.
                                By: Oak Hill Securities GenPar II, L.P.,
                                       its General Partner
                                By:  Oak Hill Securities MGP, Inc., its
                                       General Partner


                                By:  /s/ S. Krase
                                     ------------------------------------------
                                Name:  Scott D. Krase
                                       ----------------------------------------
                                Title:  Vice President
                                        ---------------------------------------



                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                STANFIELD/RMF TRANSATLANTIC CDO Ltd.
                                By: Stanfield Capital Partners LLC, as its
                                       Collateral Manager


                                By:  /s/ C.B.
                                     ------------------------------------------
                                Name:  Christopher A. Bondy
                                       ----------------------------------------
                                Title:  Partner
                                        ---------------------------------------



                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                SALOMON BROS. HOLDING


                                By:  /s/ Anila Patel
                                     ------------------------------------------
                                Name:  Anila Patel
                                       ----------------------------------------
                                Title:   Authorized signature
                                       ----------------------------------------





                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                STEIN ROE & FARNHAM INCORPORATED,
                                       as agent for Keyport Life Insurance
                                       Company


                                By:  /s/ James Fellows
                                     ------------------------------------------
                                Name:    James R. Fellows
                                         --------------------------------------
                                Title:   Sr. Vice President & Portfolio Manager
                                         --------------------------------------



                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                   STEIN ROE FLOATING RATE LIMITED
                   LIABILITY COMPANY


                   By:  /s/ Kathleen Zarn
                        -------------------------------------------------------
                   Name:  Kathleen A. Zarn
                          -----------------------------------------------------
                   Title: Vice President, Stein Roe & Farnham Incorporated,
                          -----------------------------------------------------
                          as Advisor to  the Stein Roe Floating Rate
                          -----------------------------------------------------
                          Limited Liability Company
                          -----------------------------------------------------


                   SRF TRADING, INC.


                   By:  /s/ Ann E. Morris
                        -------------------------------------------------------
                   Name:  Ann E. Morris
                          -----------------------------------------------------
                   Title:  Asst. Vice President
                           ----------------------------------------------------




                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                CERES FINANCE LTD.


                                By:  /s/ Joseph Rotondo
                                     ------------------------------------------
                                Name:  Joseph Rotondo
                                       ----------------------------------------
                                Title:  Authorized Officer
                                        ---------------------------------------


                                STRATA FUNDING LTD.


                                By:  /s/ Joseph Rotondo
                                     ------------------------------------------
                                Name:  Joseph Rotondo
                                       ----------------------------------------
                                Title:  Authorized Officer
                                        ---------------------------------------






                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                TRANSAMERICA BUSINESS CREDIT
                                         CORPORATION


                                By:  /s/ Perry Valvoules
                                     ------------------------------------------
                                Name:  Parry Valvoules
                                       ----------------------------------------
                                Title:  Senior Vice President
                                        ---------------------------------------






                         GAYLORD CONTAINER CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                    EXHIBIT A


                              OFFICER'S CERTIFICATE


         The undersigned, Thomas M. Steffen, hereby certifies that he is the duly elected Assistant Treasurer of Gaylord Container Corporation, a Delaware corporation (the "Borrower"), and pursuant to that certain Second Amendment to Credit Agreement dated as of August 4, 2000 (the Amendment") by and among the Borrower, Bankers Trust Company, as Agent, and the financial institutions party thereto as lenders (capitalized terms used herein shall, unless otherwise defined herein, have the meaning provided in the Amendment), hereby further certifies as follows:

         1. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended by the Amendment) has occurred and is continuing as of the date hereof.

         2. After giving effect to the Amendment, the representations and warranties of the Borrower contained in the Amendment, the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered as of August 4, 2000.

                                       GAYLORD CONTAINER CORPORATION




                                       By: /s/ Thomas M. Steffen
                                           ------------------------------------
                                                Thomas M. Steffen
                                                Assistant Treasurer